Exhibit 4.1

RIGHTS AGREEMENT

Dated as of October 28, 2024

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TABLE OF CONTENTS

(continued)

EXHIBIT A - FORM OF AMENDED AND RESTATED CERTIFICATE OF DESIGNATION

EXHIBIT B - FORM OF RIGHT CERTIFICATE

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RIGHTS AGREEMENT

THIS RIGHTS AGREEMENT (this “Agreement”) is dated as of October 28, 2024 (the “Agreement Date”) and is made between DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered trust company, as rights agent (“Rights Agent”).

RECITALS

The Board of Directors of the Company (the “Board”) has authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as such term is hereinafter defined) outstanding at the Close of Business (as such term is hereinafter defined) on November 8, 2024 (the “Record Date”), each Right representing the right to purchase one one-thousandth of a Preferred Share (as such term is hereinafter defined), subject to adjustment upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest to occur of the Close of Business on the Distribution Date, the Redemption Date and the Close of Business on the Final Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to Common Shares that shall become outstanding after the Close of Business on the Distribution Date and prior to the earlier of the Redemption Date and the Close of Business on the Final Expiration Date in accordance with the provisions of Section 22 hereof.

AGREEMENT

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION 1. CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Agreement” shall have the meaning set forth in the first paragraph hereof.

(b) “Agreement Date” shall have the meaning set forth in the first paragraph hereof.

(c) “Acquiring Person” shall mean any Person who or that, together with all Affiliates and Associates of such Person, without the prior written approval of the Board, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding; provided, however, the term “Acquiring Person” shall be deemed to exclude: (i) the Company; (ii) any Subsidiary of the Company; (iii) any employee benefit or compensation plan of the Company or of any Subsidiary of the Company; (iv) any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan or compensation plan of the Company or any Subsidiary of the Company, but solely to the extent such Common Shares are held for or pursuant to the terms of any such plan; or (v) a Passive Institutional Investor (but only if such Person remains a “Passive Institutional Investor” in accordance with the definition thereof or divests sufficient Common

Shares after ceasing to be a Passive Institutional Investor as contemplated by the definition thereof (and following such divestment, such Person shall no longer be a Passive Institutional Investor)). Notwithstanding the foregoing: (A) any Person who or that, together with its Affiliates and Associates, (x) is, as of the time of the first public announcement of the declaration of the Rights dividend, the Beneficial Owner of 15% (or, in the case of a Person that would otherwise be a Passive Institutional Investor but for such ownership, 18%) or more of the Common Shares outstanding and (y) continuously maintains its level of Beneficial Ownership at or above 15% or 18%, as applicable, of the Common Shares outstanding from and after the time of such first public announcement shall not be deemed to be an “Acquiring Person” until such time after the first public announcement of the declaration of the Rights dividend that any such Person shall become the Beneficial Owner of any additional Common Shares (other than by the declaration or payment of any dividend by the Company or the making of any distribution by the Company on the outstanding Common Shares or pursuant to a split or subdivision of the outstanding Common Shares) and shall then beneficially own 15% (or, in the case of a Person that would otherwise be a Passive Institutional Investor but for such ownership 18%) or more of the Common Shares then outstanding; (B) no Person shall become an “Acquiring Person” (x) as the result of an acquisition or cancellation of Common Shares by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% (18% in the case of a Person who would otherwise be a Passive Institutional Investor but for such acquisition of Common Shares by the Company) or more of the Common Shares then outstanding (provided, however, that if a Person shall become the Beneficial Owner of 15% (18% in the case of a Person that would otherwise be a Passive Institutional Investor but for such acquisition) or more of the Common Shares then outstanding by reason of share purchases by the Company and, following written notice from, or public disclosure by, the Company of such share purchases by the Company, shall become the Beneficial Owner of one or more additional Common Shares (other than by the declaration or payment of any dividend by the Company or the making of any distribution by the Company on the outstanding Common Shares or pursuant to a split or subdivision of the outstanding Common Shares) and shall then be the Beneficial Owner of 15% (18% in the case of a Person that would otherwise be a Passive Institutional Investor but for such ownership) or more of the Common Shares then outstanding, then such Person shall be deemed to be an “Acquiring Person”) or (y) if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1(c), has become such inadvertently (including, without limitation, because such Person was unaware that it beneficially owned that number of shares of Common Shares that would otherwise cause such Person to be an “Acquiring Person” or such Person was aware of the extent of its Beneficial Ownership of Common Shares but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and without any intention of obtaining, changing or influencing control of the Company, and such Person does not, with such Person’s Affiliates and Associates, become the Beneficial Owner of any additional Common Shares after learning of or having been informed of such Person becoming (save for this clause) an Acquiring Person, and such Person divests, as promptly as practicable (as determined in good faith by the Board), following receipt of written notice from the Company of such event, Beneficial Ownership of a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1(c), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement; (C) no Person shall become an “Acquiring Person” solely as a result of any unilateral grant of any security by the Company or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees (provided, however, that if a Person, together with its Affiliates and Associates, shall become the Beneficial Owner of 15% (18% in the case of a Person that would otherwise be a Passive Institutional Investor but for such acquisition) or more of the Common Shares then outstanding by reason of a unilateral grant of a security by the Company, or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees and such Person, together with its Affiliates and Associates, shall become the Beneficial Owner of one or more additional Common Shares (other than by the declaration or payment of any dividend by the Company or the making distribution by the Company on the outstanding Common Shares or pursuant to a split or subdivision of the outstanding Common Shares or pursuant to a grant or exercise described in this clause (C)) and shall then be the Beneficial Owner of 15% (18% in the case of a Person that would otherwise be a Passive Institutional Investor but for such ownership) or more of the Common Shares then outstanding, then such Person shall be deemed to be an “Acquiring Person”); (D) no Person shall become an “Acquiring Person” by means of share purchases directly from or issuances (including debt for equity exchanges) directly by the Company or indirectly through an underwritten offering by the Company, in a transaction approved by the Board of Directors of the Company (provided, however, that a Person shall be deemed to be an “Acquiring Person” if such Person, together with its Affiliates and Associates, (x) is or becomes the Beneficial Owner of 15% (18% in the case of a Person that would otherwise be a Passive Institutional Investor but for such ownership) or more of the Common Shares then outstanding following such transaction and (y) subsequently becomes the Beneficial Owner of one or more additional Common Shares (other than by the declaration or payment of any dividend by the Company or the making distribution by the Company on the outstanding Common Shares or pursuant to a split or subdivision of the outstanding Common Shares or pursuant to a grant or exercise described in the preceding clause (C)) without the prior written consent of the Company and shall then be the Beneficial Owner of 15% (18% in the case of a Person that would otherwise be a Passive Institutional Investor but for such ownership) or more of the Common Shares then outstanding); and (E) no Person shall become an “Acquiring Person” solely as the result of the acquisition by such Person of Beneficial Ownership of Common Shares from an individual who, on the later of the date hereof and the first public announcement of this Agreement, is the Beneficial Owner of 15% (18% in the case of a Passive Institutional Investor) or more Common Shares then outstanding if such Common Shares are received by such Person upon such individual’s death pursuant to such individual’s will or pursuant to a charitable trust created by such individual for estate planning purposes; provided, however, in each case, that if such Person shall, together with its Affiliates and Associates, again become the Beneficial Owner of 15% (18% in the case of a Person who would otherwise be a Passive Institutional Investor but for such ownership) or more of the Common Shares then outstanding, such Person shall be deemed an “Acquiring Person,” subject to the exceptions set forth in this Section 1(c).

(d) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on the Agreement Date.

(e) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” and shall be deemed to have “Beneficial Ownership” of, any securities:

(i) that such Person, or any of such Person’s Affiliates or Associates, is deemed to beneficially own within the meaning of Rule 13d-3 under the Exchange Act as in effect on the Agreement Date;

(ii) that such Person or any of such Person’s Affiliates or Associates, has or shares (A) the right or the obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time or upon the satisfaction or occurrence of one or more conditions other than the Distribution Date) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, to beneficially own, or to have Beneficial Ownership of (w) securities tendered pursuant to a tender or exchange offer made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange (x) securities which such Person has a right to acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person, (y) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such first Person or any of such first Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (“Original Rights”) or pursuant to Section 11(i) or Section 11(o) with respect to an adjustment to Original Rights, or (z) securities which such Person or any of such Person’s Affiliates or Associates may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) if such agreement has been approved by the Board of Directors of the Company prior to such Person’s becoming an Acquiring Person; or (B) the right or power to vote (directly or indirectly) pursuant to any agreement, arrangement or understanding, whether or not in writing;

(iii) that are beneficially owned, directly or indirectly, by any other Person (or an Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates), has (A) any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), whether or not in writing, for the purpose of acquiring, holding, voting or disposing of such securities of the issuer of such securities or (B) any agreement, arrangement, or understanding, whether or not in writing, to cooperate in obtaining, changing or influencing the control of the issuer of such securities; or

(iv) which are the subject of, or the reference securities for, or that underlie, any Derivative Position of such Person or any of such Person’s Affiliates or Associates, with the number of Common Shares deemed beneficially owned in respect of a Derivative Position being the notional or other number of Common Shares in respect of such Derivative Position that is specified in (A) one or more filings with the Securities and Exchange Commission by such Person or any of such Person’s Affiliates or Associates or (B) the documentation evidencing such Derivative Position as the basis upon which the value or settlement amount of such Derivative

Position, or the opportunity of the holder of such Derivative Position to profit or share in any profit, is to be calculated in whole or in part (whichever of (A) or (B) is greater), or if no such number of Common Shares is specified in such filings or documentation (or such documentation is not available to the Board), as determined by the Board in its sole discretion; provided, however, that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate.

Notwithstanding the foregoing in this definition: (i) the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person would be deemed to beneficially own hereunder; (ii) nothing contained in this Section 1(e) shall cause a Person ordinarily engaged in business as an underwriter of securities to be deemed the “Beneficial Owner” of, or to “beneficially own”, or to have “Beneficial Ownership” of, any securities acquired or to be acquired in either (A) a bona fide firm underwriting pursuant to an underwriting agreement entered into by the Company and such Person or (B) a bona fide offering of securities pursuant to Rule 144A under the Securities Act pursuant to a purchase agreement entered into by the Company and such Person; (iii) no director, officer or employee of the Company or its Subsidiaries shall be deemed to beneficially own securities beneficially owned by the Company, any of its Subsidiaries or any other director, officer or employee of the Company or its Subsidiaries solely due to their capacities as a director, officer or employee of the Company or any of its Subsidiaries; (iv) no Person shall be deemed the “Beneficial Owner” of any security as a result of an agreement, arrangement or understanding to vote such security that would otherwise render such Person the Beneficial Owner of such security if such agreement, arrangement or understanding is not also then reportable on Schedule 13D or 13G under the Exchange Act (or any comparable or successor report) and arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act; and (v) no Person shall be deemed the “Beneficial Owner” of any security if such Person is a “clearing agency” (as defined in Section 3(a)(23) of the Exchange Act) and has acquired such security solely as a result of such status.

(f) “Board” shall have the meaning set forth in the Recitals hereof.

(g) “Book-Entry” shall mean any uncertificated share represented by book-entry.

(h) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(i) “Close of Business” on any given date shall mean 5:00 p.m., New York, New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York, New York time, on the next succeeding Business Day.

(j) “Common Shares” shall mean the shares of common stock, par value $0.001 per share, of the Company; provided, however, that, “Common Shares,” when used in this Agreement in connection with a specific reference to any Person other than the Company, shall mean the shares of the class or series of capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned Person.

(k) “Company” shall have the meaning set forth in the first paragraph hereof.

(l) “current per share market price” shall have the meaning set forth in Section 11(d) hereof, except as otherwise set forth in this Agreement.

(m) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(n) “Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of Common Shares specified or referenced in such contract, regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Common Shares or other property, without regard to any short or other position that hedges the economic effect of such Derivatives Contract under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.

(o) “Derivative Position” shall mean any Derivatives Contract or any other option, warrant, convertible security, stock appreciation right, or other security, contract right or derivative position or similar right (other than, for the avoidance of doubt, the Rights, but including any “swap” transaction with respect to any security, other than a broad based market basket or index), whether or not presently exercisable, that has an exercise price or conversion privilege or a settlement payment or mechanism at a price related to the value of the Common Shares or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of the Common Shares and that increases in value as the market price or value of the Common Shares increases or that provides an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the Common Shares, in each case regardless of whether (i) it conveys any voting rights in such Common Shares to any Person, (ii) it is required to be, or capable of being, settled through delivery of Common Shares or (iii) any Person (including the holder of such Derivative Position) may have entered into other transactions that hedge its economic effect.

(p) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(q) “earning power” shall have the meaning set forth in Section 13(a) hereof.

(r) “Equivalent Preferred Shares” shall have the meaning set forth in Section 11(b) hereof.

(s) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and as in effect on the date in question, unless otherwise specifically provided.

(t) “Exchange Property” shall have the meaning set forth in Section 24(e) hereof.

(u) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(v) “Exchange Recipient” shall have the meaning set forth in Section 24(e) hereof.

(w) “Final Expiration Date” shall mean the earlier of (i) the one year anniversary of the Agreement Date and (ii) the day following the certification of the voting results of the Company’s 2025 annual meeting of stockholders, or any postponement or adjournment thereof, if at or prior to such annual meeting or adjournment thereof, Stockholder Approval shall not have been obtained.

(x) “Ownership Statement” shall mean, with respect to any Book-Entry Common Share, the current ownership statement issued to the record holder thereof in lieu of a certificate representing such Common Share.

(y) “Passive Institutional Investor” shall mean any Person who or that, together with all Affiliates and Associates of such Person, is the Beneficial Owner of less than 18% of the Common Shares then outstanding and who or that is entitled to file and files or has filed, a statement on Schedule 13G under the Exchange Act (or any comparable or successor report) pursuant to Rule 13d-1(b)(1) or 13d-1(c)(1) under the Exchange Act, as in effect on the Record Date, with respect to the Common Shares that are beneficially owned by such Person, but only so long as (x) such Person is eligible to report such ownership on Schedule 13G under the Exchange Act (or any comparable or successor report), and (y) such Person has not reported and is not required to report such ownership on Schedule 13D under the Exchange Act (or any comparable or successor report). Notwithstanding anything to the contrary in this Agreement, a former Passive Institutional Investor that should report (or reports) or becomes required to report Beneficial Ownership of Common Shares on Schedule 13D will not be deemed to be an Acquiring Person by reason of ceasing to be a Passive Institutional Investor if (but only if): (i) at the time it should report (or reports) or becomes required to report Beneficial Ownership of Common Shares on Schedule 13D, that formerly Passive Institutional Investor has Beneficial Ownership of less than 15% of the Common Shares then outstanding; or (ii) (A) it divests as promptly as practicable (but in any event not later than 15 Business Days after reporting or becoming required to report on Schedule 13D) Beneficial Ownership of a sufficient number of Common Shares so that it would no longer be an Acquiring Person, and (B) prior to reducing its Beneficial Ownership to below 15%, it does not increase its Beneficial Ownership of the Common Shares then outstanding (other than by reason of share purchases by the Company) above the lowest Beneficial Ownership of such Person at any time during the 15-Business Day period.

(z) “Person” shall mean any individual, firm, corporation, limited liability company, partnership, joint venture, association, trust, syndicate, unincorporated organization or other entity, and shall include any successor (by merger or otherwise) of such entity, as well as any group under Rule 13d-5(b)(1) of the Exchange Act.

(aa) “Preferred Shares” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company, having the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions set forth as Exhibit A hereto, as the same may be amended from time to time and, to the extent that there are not a sufficient number of shares of Series A Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock.

(bb) “Principal Party” shall mean (i) in the case of any transaction described in clause (i) or (ii) of Section 13(a), (A) the Person that is the issuer of the securities into which the Common Shares are converted in the consolidation or merger, or, if there is more than one such issuer, the issuer whose Common Shares have the greatest aggregate market value of shares outstanding; or (B) if no securities are so issued, (1) the Person that is the other party to the consolidation or merger, if such Person survives the consolidation or merger, or, if there is more than one such Person, the Person whose Common Shares has the greatest aggregate market value of shares outstanding; (2) if the Person that is the other party to the merger does not survive such consolidation or merger, the Person that does survive such consolidation or merger (including the Company if it survives); or (3) the Person resulting from the consolidation or merger; and (ii) in the case of any transaction described in clause (iii) of Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions, or, if more than one Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred and each such portion would, were it not for the other equal portions, constitute the greatest portion of the assets or earning power so transferred, or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Shares having the greatest aggregate market value of shares outstanding. For purposes of this definition, if the shares of Common Shares of such Person are not at such time, or have not been continuously over the preceding 12-month period, registered pursuant to Section 12 of the Exchange Act, then if such Person is (x) a direct or indirect Subsidiary of another Person whose Common Shares is and has been so registered, the term “Principal Party” will refer to such other Person, (y) a direct or indirect Subsidiary of more than one Person whose shares of Common Shares is and has been so registered, the term “Principal Party” will refer to whichever of such Persons is the issuer of Common Shares having the greatest aggregate market value of shares outstanding, or (z) owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (x) and (y) above will apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case must bear the obligations set forth in Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

(cc) “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.

(dd) “Record Date” shall have the meaning set forth in the Recitals hereof.

(ee) “Redemption Date” shall have the meaning set forth in Section 23(c) hereof.

(ff) “Redemption Price” shall have the meaning set forth in the Section 23(b) hereof.

(gg) “Right” shall have the meaning set forth in the Recitals hereof.

(hh) “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.

(ii) “Rights Agent” shall have the meaning set forth in the first paragraph hereof.

(jj) “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(kk) “Securities Act” shall mean the Securities Act of 1933, as amended and as in effect on the date in question, unless otherwise specifically provided.

(ll) “Security” shall have the meaning set forth in Section 11(d)(i) hereof.

(mm) “Shares Acquisition Date” shall mean the earlier of the date of (i) public announcement by the Company or an Acquiring Person that an Acquiring Person has become such or (ii) public disclosure of facts by the Company or an Acquiring Person indicating that an Acquiring Person has become such.

(nn) “Signature Guarantee” shall mean any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing.

(oo) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(pp) “Stockholder Approval” shall mean the approval or ratification by the stockholders of the Company of this Agreement (as amended from time to time or as contemplated to be in effect following such Stockholder Approval) as demonstrated by the votes cast in favor of any such approval or ratification proposal exceeding the votes cast against such proposal at a duly held meeting of stockholders of the Company.

(qq) “Subsidiary” of any Person shall mean any corporation or other entity of which a (i) a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person or (ii) an amount of securities or other ownership interests having ordinary voting power sufficient to elect at least a majority of the directors or other Persons having similar functions of such corporation or other entity are at the time, directly or indirectly, beneficially owned, or otherwise controlled by such Person.

(rr) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii).

(ss) “Trading Day” shall have the meaning set forth in Section 11(d)(i).

(tt) “Trust Agreement” shall have the meaning set forth in Section 24(e).

SECTION 2. APPOINTMENT OF RIGHTS AGENT.

The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable, (the term “Right Agent” being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agents), upon ten (10) calendar days’ prior written notice to the Rights Agent. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company reasonably determines, provided that such duties are consistent with the terms and conditions of this Agreement and that contemporaneously with such appointment, the Company shall notify, in writing, the Rights Agent and any co-Rights Agents of any such duties. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

SECTION 3. ISSUANCE OF RIGHTS.

(a) Until the earlier of the Close of Business on the (i) tenth calendar day after the Shares Acquisition Date (including any such date that is after the Agreement Date and prior to the issuance of the Rights) or, in the event that the Board determines on or before such tenth calendar day to effect an exchange in accordance with Section 24 and determines in accordance with Section 24(e) that a later date is advisable, such later date that is not more than twenty (20) calendar days after the Shares Acquisition Date and (ii) the tenth Business Day (or such later date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit or compensation plan of the Company or of any Subsidiary of the Company or any Person holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than any of the Persons referred to in the preceding parenthetical) to commence, a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (the Close of Business on the earlier of such dates being herein referred to as the “Distribution Date”); provided, however, that, if such earlier date is prior to the Record Date, the Distribution Date shall be the Close of Business on the Record Date: (A) the Rights will be evidenced by the certificates for Common Shares (which certificates shall also be deemed to be Right Certificates) or, in the case of uncertificated shares, by the balances indicated in the book-entry account system of the transfer agent for the Book-Entry Common Shares (together with a transaction advise with respect to such shares), registered in the names of the holders thereof and not by separate Right Certificates; (B) the registered holders of Common Shares shall also be the registered holders of the Rights issued with respect thereto; and (C) the Rights (and the right to receive Right Certificates therefor) will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information and documents at the expense of the Company, send or cause to be sent by such means as the Company may reasonably select), to each record holder of Common Shares (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person) as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company or transfer agent or registrar for the Common Shares (and if the Rights Agent is not the transfer agent or registrar for the Common Shares, the Company shall, as promptly as practicable, provide such information to the Rights Agent in a form reasonably satisfactory to the Rights Agent), a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right for each Common Share so held, subject to the adjustment provisions of Section 11; provided, however, that the Company may implement such procedures as it deems appropriate in its sole discretion, to minimize the possibility that Rights are sent to Persons for whom the Rights would be null and void under Section 11(a)(ii) hereof. Despite the foregoing, the Company may elect to use book entry positions in lieu of physical certificates, in which case, the “Right Certificates” shall be deemed to mean the book entry position representing the related Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates. The Company shall as promptly as practicable notify the Rights Agent in writing upon the occurrence of the Distribution Date, the Redemption Date or the Final Expiration Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date, Redemption Date or the Final Expiration Date, as applicable, has not occurred.

(b) With respect to certificates for Common Shares or Book-Entry Common Shares outstanding as of the Record Date, until the Close of Business on the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof (or, for shares participating in the direct registration system, by notations in the respective book entry accounts for the Common Shares). Until the Close of Business on the Distribution Date (or the earlier of the Redemption Date and the Close of Business on the Final Expiration Date), the surrender for transfer of any certificate for Common Shares or the transfer of any Book-Entry Common Shares outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

(c) Certificates for Common Shares that become outstanding (including reacquired Common Shares referred to in the penultimate sentence of this Section 3(c)) after the Record Date but prior to the earliest of the Close of Business on the Distribution Date, the Redemption Date or the Close of Business on the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN DYNAVAX TECHNOLOGIES CORPORATION, (THE “COMPANY”) AND COMPUTERSHARE TRUST COMPANY, N.A., AS RIGHTS AGENT (AND ANY SUCCESSOR RIGHTS AGENTS, THE “RIGHTS AGENT”), DATED AS OF OCTOBER 28, 2024, AS AMENDED FROM TIME TO TIME (THE “RIGHTS AGREEMENT”), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL DELIVER TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR ADDRESSED TO THE SECRETARY OF THE COMPANY. AS DESCRIBED IN THE RIGHTS AGREEMENT, RIGHTS HELD BY OR ISSUED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF, (AS DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, SHALL BECOME NULL AND VOID.

With respect to any Book-Entry Common Shares, a legend substantially similar to such legend shall be included in the Ownership Statement in respect of such Common Share or in a notice to such record holder of such Common Share in accordance with applicable law. With respect to the Common Shares, until the earliest of the Close of Business on the Distribution Date, the Redemption Date or the Close of Business on the Final Expiration Date, the Rights associated with the Common Shares represented by such certificates or Book-Entry Shares shall be evidenced by such certificates or book-entry notation (including any Ownership Statement) alone, and the transfer of any Common Shares, whether by transfer of such certificate or in book-entry, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to Close of Business on the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding. Notwithstanding this Section 3(c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

(d) Notwithstanding anything to the contrary contained herein, Common Shares and Rights (and any securities issuable on their exercise) may be issued and transferred by book-entry and not represented by physical certificates. Where Common Shares and Rights (and any securities issuable on their exercise) are held in uncertificated form, references in this Agreement to Right Certificates shall be deemed to refer to the notations in the book entry accounts reflecting ownership of such shares and, the Company and Rights Agent shall cooperate in all reasonable respects to give effect to the intent of the provisions contained herein.

SECTION 4. FORM OF RIGHT CERTIFICATES.

(a) The Right Certificates (and the form of election to purchase Preferred Shares, the form of assignment and the form of certification to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of the Financial Industry Regulatory Authority or any stock exchange quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the other provisions of this Agreement, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a Preferred Share as shall be set forth therein at the Purchase Price, but the number of such one one-thousandths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

(b) Any Right Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights that are null and void pursuant to the second paragraph of Section 11(a)(ii) hereof and any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence shall contain (to the extent feasible) substantially the following legend:

THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY ARE NULL AND VOID.

The provisions of Section 11(a)(ii) hereof shall be operative whether or not the foregoing legend is contained on any such Right Certificate. The Company shall instruct the Rights Agent in writing of the Right that should be so legended. The Company shall give written notice to the Rights Agent as soon as practicable after it becomes aware of the existence and identity of any Acquiring Person or any Associate or Affiliate of an Acquiring Person thereof.

SECTION 5. COUNTERSIGNATURE AND REGISTRATION.

The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Vice Chairman of the Board, its Chief Financial Officer, or any of its Vice Presidents, either manually or by electronic signature, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by electronic signature. The Right Certificates shall be countersigned by the Rights Agent either manually or by electronic signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such an officer before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such an officer; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

Following the Distribution Date and receipt by the Rights Agent of notice to that effect and all other relevant information referred to in Section 3(a), the Rights Agent will keep or cause to be kept at its office or offices designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number of each Right Certificate and the date of each of the Right Certificates.

SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

Subject to the provisions of Section 11(a)(ii), Section 14 and Section 24 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the earlier of the Redemption Date or the Close of Business on the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a Preferred Share (or such other security as contemplated herein) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. The Right Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer, split up, combination or exchange of any such surrendered Right Certificate or Right Certificates until the registered holder shall have (i) properly completed and duly executed the certificate contained in the form of assignment set forth on the reverse side of each such Right Certificate accompanied by a Signature Guarantee, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof and other documentation as the Company or the Rights Agent shall reasonably request and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any such transfer in accordance with Section 9 and to the Company in the manner required by this Agreement. Thereupon the Rights Agent shall, subject to Section 11(a)(ii), Section 14 and Section 24 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested, registered in such name or names as may be designated by the surrendering registered holder. The Company may require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Person or Persons as the Company shall specify by written notice. The Rights Agent shall have no duty to deliver any Right Certificate unless and until it is satisfied that all such payments have been made and shall have no duty or obligation to take any action with respect to a Rights holder under any Section of this Agreement which requires the payment by such Rights holder of applicable taxes and/or charges unless and until the Rights Agent is satisfied that all such taxes and/or charges have been paid.

Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity, including an open penalty surety bond or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will issue, execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated. Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this

Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates, to the extent permitted by applicable law. Without limiting the foregoing, the Rights Agent may require the owner of any lost, stolen or destroyed Right Certificate, or their legal representative, to provide to the Rights Agent an open penalty surety bond to indemnify the Rights Agent against any claim that may be made against it on account of the alleged loss, theft or destruction of any such Right Certificate or the issuance or any such new Right Certificate.

SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, accompanied by a Signature Guarantee and such other documentation as the Rights Agent may reasonably request, together with payment of the Purchase Price in cash, or by certified check, cashier’s check, bank draft or money order payable to the order of the Company for each one one-thousandths of a Preferred Share (or such other number of shares or other securities) as to which the Rights are exercised, prior to the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the Redemption Date, (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Sections 1(e)(ii)(A)(z) and 13(f) at which time the Rights are terminated and (iv) the time at which the right to exercise such Rights is terminated as provided in Section 24 hereof. Except for those provisions herein which expressly survive the termination of this Agreement, this Agreement shall terminate at such time as the Rights are no longer exercisable hereunder.

(b) The purchase price for each one one-thousandths of a Preferred Share pursuant to the exercise of a Right shall initially be $52.00 (the “Purchase Price”), shall be subject to adjustment from time to time as provided in Section 11 and Section 13 hereof and shall be payable in lawful money of the United States of America in accordance with Section 7(c) below. In no event shall the Purchase Price to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of such Right.

(c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by cash, certified check, cashier’s check, bank draft or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent for the Preferred Shares certificates for the number of one one-thousandths of a Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights hereunder into a depository, and provides written notice of such election to the Rights Agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when necessary to comply with this Agreement, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue securities of the Company other than Preferred Shares (including Common Shares) pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement. Until so received, the Rights Agent shall have no duties or obligations with respect to such securities.

In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii) hereof, the Rights Agent, if requested and provided with all necessary information and documents, shall return such Right Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights represented by such Right Certificate no longer include the rights provided by Section 11(a)(ii) hereof, and, if fewer than all the Rights represented by such Right Certificate were so exercised, the Rights Agent shall indicate on the Right Certificate the number of Rights represented thereby that continue to include the rights provided by Section 11(a)(ii) hereof.

(d) Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise fewer than all the Rights evidenced thereby (other than a partial exercise of rights pursuant to Section 11(a)(ii) as described in Section 7(c) hereof), a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to the duly authorized assigns of such holder, subject to the provisions of Section 14 hereof.

(e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certification following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, (ii) tendered the Purchase Price (and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9) to the Company in the manner set forth in Section 7(c), and (iii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES.

All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if delivered or surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights

Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. At the Company’s expense, the Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

SECTION 9. AVAILABILITY OF PREFERRED SHARES.

The Company covenants and agrees that it shall use its best efforts to cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (or Common Shares and other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (or Common Shares and other securities, as the case may be) (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares or other securities. The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (or Common Shares and other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares (or Common Shares and other securities as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares (or Common Shares and other securities as the case may be) upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s satisfaction that no such tax or charge is due.

SECTION 10. PREFERRED SHARES RECORD DATE.

Each Person in whose name any certificate for Preferred Shares or other securities is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares or other securities represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered with the forms of election and certification properly completed and duly executed and payment of the Purchase Price (and any applicable taxes or charges) was duly made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares or other securities transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares or other securities transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a holder of Preferred Shares or other securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS.

The Purchase Price, the number of Preferred Shares or other securities or assets covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the Agreement Date (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide or split the outstanding Preferred Shares, (C) combine or consolidate the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving entity), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock that, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs that would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) Subject to Section 24 hereof, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof) on the date such Person became an Acquiring Person; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action that would eliminate or diminish the benefits intended to be afforded by the Rights.

Notwithstanding anything in this Agreement to the contrary, from and after the time any Person becomes an Acquiring Person, any Rights (x) beneficially owned by such Acquiring Person or an Associate or Affiliate of such Acquiring Person or (y) that were beneficially owned by such Acquiring Person or an Associate or Affiliate of such Acquiring Person and are beneficially owned by (A) a transferee of such Acquiring Person (or of any such Associate or Affiliate) who received such Rights after the earlier of the date the Acquiring Person became such and the Distribution Date or (B) a transferee of such Acquiring Person (or of any such Associate or Affiliate) who received such Rights prior to or on the earlier of the date the Acquiring Person became such and the Distribution Date and pursuant to either (1) a transfer (whether or not for consideration) from the Acquiring Person (or of any such Associate or Affiliate) to holders of equity interests in such transferring Person or to any Person with whom the Acquiring Person (or of any such Associate or Affiliate) has any continuing agreement, arrangement or understanding, whether or not in writing, regarding the transferred Rights or (2) a transfer that the Board has determined is part of a plan, arrangement or understanding, whether or not in writing, that has as a primary purpose or effect the avoidance of this Section 11(a)(ii), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) and Section 4(b) hereof are complied with, but neither the Company nor the Rights Agent shall have liability to any holder of Right Certificates or other Person (without limiting the rights of the Rights Agent hereunder) as a result of the Company’s failure to make any determinations hereunder with respect to an Acquiring Person or its Affiliates, Associates or transferees. No Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to the first sentence of this paragraph or any Associate or Affiliate thereof or to any nominee of any of them; and any Right Certificate delivered to the Rights Agent for transfer to any Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of any of them shall be cancelled. The Company shall give the Rights Agent written notice of the identity of any such Person, Associate or Affiliate and the nominee of any of the foregoing promptly after it becomes aware of such identity, and the Rights Agent may rely conclusively on such notice in carrying out its duties under this Agreement. Until such written notice is received by the Rights Agent, the Rights Agent may assume conclusively for all purposes that no such Acquiring Person exists.

(iii) In lieu of issuing Common Shares in accordance with Section 11(a)(ii) hereof, the Company may, if the Board determines that such action is necessary or appropriate and not contrary to the interests of holders of Rights, elect to (and, in the event that the Board has not exercised the exchange right contained in Section 24(c) hereof and there are not sufficient treasury shares and authorized but unissued Common Shares to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof, the Company shall) take all such action as may be necessary to authorize, issue or pay, upon the exercise of the Rights, cash (including by way of a reduction of the Purchase Price), property, debt or other equity securities (including, without limitation, shares, or units of shares, of preferred stock, such as the Preferred Shares, which the Board has deemed to have essentially the same value or economic rights as Common Shares) or any combination thereof having an aggregate value equal to the value of the Common Shares that otherwise would have been issuable pursuant to Section 11(a)(ii) hereof (the “Current Value”), which aggregate value shall be determined by the Board upon consideration of the advice of a nationally recognized investment banking firm selected by the Board; provided, however, if the

Company shall not have made adequate provision to deliver value if required pursuant to the first parenthetical of this sentence within thirty (30) days following the first occurrence of an event triggering the rights to purchase Common Shares described in Section 11(a)(ii) (the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and cash have an aggregate value equal to the excess of the Current Value over the Purchase Price. For purposes of the preceding sentence, Current Value shall be determined pursuant to Section 11(d) hereof. If the Board of the Company shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the “Substitution Period”). To the extent that the Company determines that some action need or should be taken pursuant to this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof and the last paragraph of Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to this Section 11(a)(iii) and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. The Company shall promptly notify the Rights Agent in writing upon the occurrence of such suspension, and if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such suspension has occurred. The Board may, but shall not be required to, establish procedures to allocate the right to receive Common Shares upon the exercise of the Rights among the holders of Rights pursuant to this Section(a)(iii).

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them to subscribe for or purchase Preferred Shares (or shares having the same designations and the powers, preferences and rights, and the qualifications, limitations and restrictions as the Preferred Shares (“Equivalent Preferred Shares”)) or securities convertible into Preferred Shares or Equivalent Preferred Shares at a price per Preferred Share or Equivalent Preferred Share (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Preferred Shares) less than the then current per share market price of the Preferred Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares that the aggregate offering price of the total number of Preferred Shares or Equivalent Preferred Shares so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving entity) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(d) (i) For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to, but not including, such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security or securities convertible into such shares and prior to, but not including, the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on The New York Stock Exchange or The Nasdaq Stock Market or, if the Security is not listed or admitted to trading on The New York Stock Exchange or The Nasdaq Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported in the OTC Bulletin Board, the Pink OTC Markets, Inc. or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board or, if on any such date no professional market maker is making a market in the Security, the price as determined in good faith by the Board. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii) For the purpose of any computation hereunder, the “current per share market price” of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i) hereof. If the Preferred Shares are not publicly traded, the “current per share market price” of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) hereof (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Agreement Date) multiplied by one hundred. If neither the Common Shares nor the Preferred Shares are publicly traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board, whose determination shall be set forth in a written statement filed with the Rights Agent.

(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-thousandth of a Preferred Share or one one-thousandths of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through Section 11(c) hereof, inclusive, and the provisions of Section 7, Section 9, Section 10, Section 13 and Section 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandth of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandth of a Preferred Share (calculated to the nearest one one-thousandth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-thousandth of a Preferred Share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandth of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandth of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such election has occurred) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed, delivered and countersigned by the Rights Agent in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandth of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandth of a Preferred Share that was expressed in the initial Right Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary to enable the Company to validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such election has occurred) until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by this Agreement, take (or permit any Subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action is to, materially diminish or eliminate the benefits intended to be afforded by the Rights. Any such action taken by the Company during any period after any Person becomes an Acquiring Person but prior to the Distribution Date shall be null and void unless such action could be taken under this Section 11(m) from and after the Distribution Date.

(n) Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) combination or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities that by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares or (v) issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

(o) In the event that at any time after the Agreement Date and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, split, combination or consolidation of the Common Shares (by reclassification or otherwise other than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of one one-thousandth of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandth of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights that each Common Share outstanding immediately prior to such event had issued with respect to it, and (C) the Purchase Price immediately prior to the record date for such dividend or the effective date of such subdivision, split, combination or consolidation of the Common Shares (by reclassification or otherwise other than by payment of dividends in Common Shares) shall be adjusted so that the Purchase Price after such event shall be determined by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately prior to such event and the denominator of which is the number of Common Shares outstanding immediately after such event. The adjustments provided for in this Section 11(o) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES.

Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event that causes Rights to become null and void) occurs as provided in Section 11 and Section 13 hereof, the Company shall as promptly as practicable (a) prepare a certificate setting forth such adjustment or describing such event, and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) if such adjustment occurs following a Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 and Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such certificate.

SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

(a) In the event that, at any time after a Person becomes an Acquiring Person, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person, (ii) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (A) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Principal Party (free and clear of all liens, encumbrances, rights of first refusal and other adverse claims) as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Common Shares of the Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (B) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to the Principal Party; and (D) the Principal Party shall take such steps (including the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.

(b) The Company covenants and agrees that it shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and the Principal Party shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of this Section 13 shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to this Section 13 and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:

(i) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date and similarly comply with applicable state securities laws;

(ii) use its best efforts, if the Common Shares of the Principal Party shall be listed or admitted to trading on the New York Stock Exchange, The Nasdaq Stock Market or another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the New York Stock Exchange, The Nasdaq Stock Market or such other national securities exchange, or, if the Common Shares of the Principal Party shall not be listed or admitted to trading on the New York Stock Exchange, The Nasdaq Stock Market or another national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be authorized for quotation on any other system then in use;

(iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

(iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Shares of the Principal Party subject to purchase upon exercise of outstanding Rights.

(c) In case the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or bylaws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, Common Shares (or equivalents thereof) of such Principal

Party at less than the then current market price per share thereof (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Shares (or equivalents thereof) of such Principal Party at less than such then current market price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Shares of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(d) The Company shall not enter into any transaction of the kind referred to in this Section 13 if (i) at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the shareholders of the Person who constitutes, or would constitute, the Principal Party shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

(e) For purposes hereof, the “earning power” of the Company and its Subsidiaries shall be determined in good faith by the Board on the basis of the operating earnings of each business operated by the Company and its Subsidiaries during the three fiscal years preceding the date of such determination (or, in the case of any business not operated by the Company or any Subsidiary during three full fiscal years preceding such date, during the period such business was operated by the Company or any Subsidiary).

(f) Notwithstanding anything contained herein to the contrary, in the event of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person’s Affiliates or Associates) which agreement has been approved by the Board of Directors prior to any Person becoming an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7(a).

SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

(a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on The New York Stock Exchange or The Nasdaq Stock Market, or if the Rights are not listed or admitted to trading on The New York Stock Exchange or The Nasdaq Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported in the OTC Bulletin Board, the Pink OTC Markets, Inc. or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board, or if on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

(b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions that are integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates that evidence fractional Preferred Shares (other than fractions that are integral multiples of one one-thousandth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts; provided, however, that holders of such depositary receipts shall have all of the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise; provided, however, that if the Preferred Shares are not publicly traded at the time of such exercise, the current market value of a Preferred Share shall be determined in accordance with Section 11(d)(ii) hereof for the Trading Day immediately prior to the date of such exercise.

(c) Following the occurrence of one of the transactions or events specified in Section 11 hereof giving rise to the right to receive Common Shares or other securities (other than Preferred Shares) upon the exercise of a Right, the Company shall not be required to issue fractions of Common Shares or other securities upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares or other securities. In lieu of fractional Common Shares or other securities, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share or one such other security. For purposes of this Section 14(c), the current market value shall be the closing price for one Common Share or such other security, as applicable (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise; provided, however, that if such other security is not publicly traded at the time of such exercise, such security shall have the value of one one-thousandth (subject to appropriate adjustment in the case of a subdivision or combination) of a Preferred Share as determined pursuant to Section 14(b) hereof.

(d) The holder of a Right by the acceptance of the Right expressly waives any right such holder may have to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

(e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

SECTION 15. RIGHTS OF ACTION.

(a) All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 and Section 20 and any other Section hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares) and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach by the Company of this Agreement and will be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations by the Company of the obligations of the Company under this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person (without limiting any of the Rights of the Rights Agent under Section 18) as a result of the inability of the Company or the Rights Agent to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company shall use all reasonable efforts to oppose any action for any such injunction order, judgment, decree or ruling and to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

SECTION 16. AGREEMENT OF RIGHT HOLDERS.

Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

(b) after the Distribution Date, the Right Certificates are transferable (subject to the provisions of this Agreement) only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with all appropriate forms and certificates fully executed, accompanied by a Signature Guarantee and such other documents as the Rights Agent may request; and

(c) subject to Section 6 and Section 7(e) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate (or Book-Entry Common Share)) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate (or Ownership Statements or other notices provided to holders of Book-Entry Common Shares) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

SECTION 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER.

No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company that may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

SECTION 18. CONCERNING THE RIGHTS AGENT.

The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees (including counsel fees incurred under Section 20(a) below), and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel and reasonable fees and expenses arising directly or indirectly from enforcing its rights hereunder) that may be paid, incurred or to which it may become subject, without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or of enforcing its rights hereunder. The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent and the exercise, termination and expiration of the Rights. The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have any knowledge of any event of which it was to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith, unless and until it has received such notice in writing.

SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or document or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of the transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 19. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

SECTION 20. DUTIES OF RIGHTS AGENT.

The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel of its choice (who may be legal counsel for the Company an employee of the Rights Agent or otherwise), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for in respect of any action taken, suffered or omitted to be taken by it in the absence of bad faith in accordance with such advice or opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including without limitation, the identity of an Acquiring Person and the determination of the current per share market price of any security) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, Secretary or the Treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in the absence of bad faith under the provisions of this Agreement in reliance upon such certificate. The Rights Agent shall have no duty to act without such certificate as set forth in this Section 20(b).

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits or reputational harm), even if the Rights Agent has been advised of the likelihood of such loss or damage. Notwithstanding anything to the contrary herein, any liability of the Rights Agent under this Agreement will be limited to the amount of fees (but not including reimbursed costs) paid by the Company to the Rights Agent during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the legality or validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be liable or responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be liable or responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any change or adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, Section 11, Section 13, Section 23 or Section 24 hereof, or the ascertaining of the existence of facts that would require any such calculation, change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate pursuant to Section 12, upon which the Rights Agent may rely, hereof describing such change or adjustment, upon which the Rights Agent may conclusively rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Rights Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including obligations under applicable regulation or law.

(g) The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Rights with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

(h) The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required or requested by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(i) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable or responsible for or in respect of any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by it from any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent under this Agreement and the date on or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by or omission of, or for any delay in acting while waiting for advice or instructions, the Rights Agent in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted to be taken.

(j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed, not executed or has been altered, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company; provided, however that the Rights Agent shall not be liable for any delays arising from the duties under this Section 20(j).

(k) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer, employee, agent or representative of the Rights Agent from acting in any other capacity for the Company or for any other Person.

(l) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence or bad faith in the selection and continued employment thereof (which gross negligence or bad faith must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

(m) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it reasonably believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(n) The Rights Agent shall have no responsibility to the Company, any holders of Rights or any other Person for interest or earnings on any moneys held by the Rights Agent pursuant to this Agreement.

(o) The Rights Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Rights Agent, unless the Rights Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent as specified in Section 26 hereof, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.

(p) The Rights Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any Signature Guarantee or (b) any law, act, regulation or any interpretation of the same.

(q) In the event the Rights Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Rights Agent hereunder, the Rights Agent, may (upon notice to the Company of such ambiguity or uncertainty) in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company, the holder of any Right Certificate or any other Person for refraining from taking such action, unless the Rights Agent receives written instructions signed by the Company that eliminate such ambiguity or uncertainty to the satisfaction of the Rights Agent.

SECTION 21. CHANGE OF RIGHTS AGENT.

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its affiliates is not also the transfer agent for the Company, to each transfer agent for the Common Shares or Preferred Shares known to the Rights Agent by registered or certified mail and the Company shall be responsible for sending any required notice. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties as Rights Agent under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent, in each case, with or without cause, upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent for the Common Shares or Preferred Shares by registered or certified mail, and, if after the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (which holder shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to the court referenced in Section 32 of this Agreement or, solely if such court declines jurisdiction, any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a Person organized and doing business under the laws of the United States or of any state of the United States that is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and that has, along with its Affiliates, at the time of its appointment as Rights Agent a combined capital and surplus or net assets, on a consolidated basis, of at least $50 million or (b) an Affiliate of such Person. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any conveyance, act or deed reasonably necessary for the purpose, but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent for the Common Shares or Preferred Shares, and, if after the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION 22. ISSUANCE OF NEW RIGHT CERTIFICATES.

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Close of Business on the Final Expiration Date, the Company (a) shall with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement in existence prior to the Distribution Date, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company and in existence prior to the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) the Company shall not be obligated to issue any such Right Certificates if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

SECTION 23. REDEMPTION.

(a) Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner (i) other than that specifically set forth in this Section 23 or in Section 24 hereof, or (ii) other than in connection with the purchase of Common Shares prior to the Distribution Date.

(b) The Board may, at its option, at any time prior to the earlier of (A) such time as any Person becomes an Acquiring Person and (B) the Close of Business on the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right (rounded up to the nearest whole $0.01 in the case of any holder whose holdings are not in a multiple of ten), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Agreement Date (such redemption price being hereinafter referred to as the “Redemption Price”), and the Company may, at its option, pay the Redemption Price in Common Shares (based on the “current per-share market price,” as such term is defined in Section 11(d) hereof, of the Common Shares at the time of redemption), cash or any other form of consideration (or a mix of any of the foregoing) deemed appropriate by the Board. The redemption of the Rights by the Board may be made effective at such time, on such basis and subject to such conditions as the Board in its sole discretion may establish. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) hereof prior to the expiration or termination of the Company’s right of redemption under this Section 23(b).

(c) Immediately upon the time of the effectiveness of the redemption of the Rights pursuant to Section 23(b) hereof or such earlier time as may be determined by the Board in the action ordering such redemption (although not earlier than the time of such action) (such time, the “Redemption Date”), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption (with prompt written notice thereof to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such redemption has occurred); provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such action of the Board ordering the redemption of the Rights pursuant to Section 23(b) hereof, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares, provided, however, that failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

(d) Notwithstanding Section 23(c) hereof, the Company may, at its option, discharge all of its obligations with respect to any redemption of the Rights by (i) issuing a press release announcing the manner of redemption of the Rights (with prompt written notice thereof to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such discharge has occurred) and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares, and upon such action, all outstanding Right Certificates shall be null and void without any further action by the Company. In the event the Company elects to discharge all of its obligations with respect to any redemption of Rights by mailing payment of the Redemption Price to the registered holders of the Rights as set forth in the preceding sentence, the dollar amount sent to each such registered holder representing the full Redemption Price to which such registered holder is entitled shall be rounded up to the nearest whole cent.

SECTION 24. EXCHANGE.

(a) The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Agreement Date (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the categories of Persons described in Section 1(c)(i)-(iv) hereof), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 hereof and may not be exchanged pursuant to this Section 24(a).

(b) Subject to Section 24(c) hereof, immediately upon the action of the Board ordering the exchange of any Rights pursuant to Section 24(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange (with prompt written notice to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights. The Company may establish procedures to determine those Rights (and the Beneficial Owner or Owners thereof) that may not be exchanged pursuant to this Section 24 because such Rights have become void pursuant to the provisions of Section 11(a)(ii) hereof.

(c) In lieu of issuing Common Shares in accordance with Section 24(a) hereof, the Company may, if the Board determines that such action is necessary or appropriate and not contrary to the interests of the holders of Rights (other than Rights that have become null and void in accordance with Section 11(a)(ii) hereof), elect to (and, in the event that there are not sufficient treasury shares and authorized but unissued Common Shares to permit any exchange of the Rights in accordance with Section 24(a) hereof, the Company shall) take all such action as may be necessary to authorize, issue or pay, upon the exchange of the Rights, cash, property, Common Shares, other securities or any combination thereof having an aggregate value equal to the value of the Common Shares that otherwise would have been issuable pursuant to Section 24(a) hereof, which aggregate value shall be determined based upon the advice of a nationally recognized investment banking firm selected by the Board. For purposes of the preceding sentence, the value of the Common Shares shall be determined pursuant to Section 11(d) hereof. Following the Distribution Date, the Board may suspend the exercisability of the Rights for a period of up to one-hundred twenty (120) days following the Distribution Date to the extent that the Board has not determined whether to exercise the right of exchange under this Section 24(c). In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

(d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates that evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this Section 24(d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately after the date of the first public announcement by the Company that an exchange is to be effected pursuant to this Section 24.

(e) Notwithstanding anything in this Section 24 to the contrary, the exchange of the Rights may be effected at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Without limiting the foregoing, the Board may (i) in lieu of transferring cash, property, Common Shares, other securities or any combination thereof contemplated by this Section 24 to the Persons entitled thereto (the “Exchange Recipients”) in connection with the exchange issue, transfer or deposit all such cash, property, Common Shares, other securities or any combination thereof (the “Exchange Property”) to or into a trust or other Person that is not controlled by the Company or any of its Affiliates or Associates to hold such Exchange Property for the benefit of the Exchange Recipients pursuant to an agreement in such form and on such terms as the Board shall approve (a “Trust Agreement”), (ii) permit such trust or other Person to exercise all of the rights that a stockholder of record would possess with respect to any Common Shares deposited in such trust or other Person and (iii) impose such procedures as it determines to be appropriate to verify that the Exchange Recipients are not Acquiring Persons or Affiliates or Associates of Acquiring Persons as of any time period or periods established by the Board. In such event, such trust or other Person shall use commercially reasonable efforts to distribute the Exchange Property (and any dividends or other distributions thereon following the date of deposit into such trust or with such other Person) to the Exchange Recipients as promptly as practicable after its receipt of such property, and the Exchange Recipients shall thereafter be entitled to receive the Exchange Property only from such trust or other Person in accordance with the terms and subject to the conditions set forth in the Trust Agreement. If the Board determines, before the Distribution Date, to effect an exchange in accordance with this Section 24, the Board may delay the occurrence of the Distribution Date to such time no later than twenty (20) calendar days after the Shares Acquisition Date as the Board determines to be advisable.

SECTION 25. NOTICE OF CERTAIN EVENTS.

In case the Company shall after the Distribution Date propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any share exchange, consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole), to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(m) hereof), (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to the Rights Agent and (to the extent practicable) each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purpose of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, share exchange, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares or the Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares or the Preferred Shares, whichever shall be the earlier. In case any event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate and to the Rights Agent, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

SECTION 26. NOTICES.

Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made only if sent in a manner authorized by the Company in writing or if in writing and sent by overnight delivery source or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Dynavax Technologies Corporation

2100 Powell Street, Suite 720

Emeryville, CA 94608

Attention: General Counsel

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if in writing and sent by overnight delivery source or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.

150 Royall Street

Canton, Massachusetts 02021

Attention: Client Services

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

SECTION 27. SUPPLEMENTS AND AMENDMENTS.

Subject to this Section 27, the Company may, and the Rights Agent shall, if directed by the Company, from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates or any other securities of the Company in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other changes which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company (provided that the Company has delivered to the Rights Agent a certificate from the Chief Executive Officer, the Chief Financial Officer or the General Counsel of the Company that states that the proposed supplement or amendment complies with the terms of this Agreement) and the Rights Agent; provided, however, that, from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended or supplemented in any manner which would (a) adversely affect the interests of the holders of Rights as such (other than holders of Rights that have become null and void in accordance with Section 11(a)(ii)), (b) cause this Agreement to be again subject to amendment or waiver other than in accordance with this sentence or (c) again cause the Rights to become subject to redemption. For the avoidance of doubt, the Company shall be entitled to adopt and implement such procedures and arrangements (including with third parties) as it may deem necessary or desirable to facilitate the exercise, exchange, trading, issuance or distribution of the Rights (and Preferred Shares) as contemplated hereby and to ensure that an Acquiring Person does not obtain the benefits thereof, and amendments in respect of the foregoing shall not be deemed to adversely affect the interests of the holders of Rights. No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent and the Company. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.

SECTION 28. DETERMINATION AND ACTIONS BY THE BOARD OF DIRECTORS, ETC.

The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). Without limiting any of the rights and immunities of the Rights Agent, all such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Rights Agent and the holders of the Rights, and (y) not subject the Board to any liability to the holders of the Rights. The Rights Agent is entitled always to assume the Board acted in good faith and shall be fully protected and incur no liability in reliance thereon. Notwithstanding anything herein to the contrary, in no event shall a determination of the Board that may adversely affect the rights of the Rights Agent under this Agreement be binding upon the Rights Agent without the express written consent of the Rights Agent, in its sole discretion.

SECTION 29. SUCCESSORS.

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 30. BENEFITS OF THIS AGREEMENT.

Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

SECTION 31. SEVERABILITY.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated (if earlier expired) and (without regard to whether earlier expired) shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board. Notwithstanding any other term of this Agreement, if any such excluded term, provision, covenant or restriction shall adversely affect the rights, immunities, liabilities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign upon ten (10) Business Days’ prior written notice to the Company pursuant to the requirements of Section 26.

SECTION 32. GOVERNING LAW; FORUM SELECTION.

This Agreement, the Rights and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed entirely within such State. To the fullest extent permitted by law, any claim relating to or brought pursuant to this Agreement by any person (including any record or beneficial owner of Common Shares or Preferred Shares, any registered or beneficial owner of a Right, any Acquiring Person or the Rights Agent) shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware).

SECTION 33. COUNTERPARTS.

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

SECTION 34. DESCRIPTIVE HEADINGS

Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 35. FORCE MAJEURE

Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance or responsibility resulting from acts beyond its reasonable control including, without limitation, any act or provision for any present or future law or regulation or governmental authority, acts of God, terrorist acts, epidemics, pandemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or military or civil unrest. The Rights Agent shall provide the Company notice as soon as practicable in the event that any such delay or failure in performance occurs and keep the Company apprised of material developments with respect thereto.

SECTION 36. INTERPRETIVE MATTERS

For purposes of this Agreement, each of the Company and the Rights Agent agrees that: (a) whenever the context requires, the singular number shall include the plural, and vice versa; (b) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if”; (c) where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning unless the context otherwise requires; (d) the word “or” shall be deemed to mean “or” unless the Company and the Rights Agent determines the context requires otherwise; (e) the meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders; and (f) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DYNAVAX TECHNOLOGIES CORPORATION		COMPUTERSHARE TRUST COMPANY N.A., AS RIGHTS AGENT

By:	/s/ Kelly MacDonald	By:	/s/ Kathy Heagerty
Name:	Kelly MacDonald	Name:	Kathy Heagerty
Title:	Chief Financial Officer	Title:	Manager, Client Management

[Signature Page to Rights Agreement]

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES AND PRIVILEGES

OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK OF

DYNAVAX TECHNOLOGIES CORPORATION

The undersigned, Kelly MacDonald, does hereby certify:

1. That she is duly elected and acting Chief Financial Officer of DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation (the “Corporation”).

2. That pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Sixth Amended and Restated Certificate of Incorporation (as amended) of the said Corporation, the said Board on October 28, 2024 adopted the following resolutions (the “Resolutions”) creating a series of 300,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock which shall amend and restate the Certificate of Designation dated as of November 5, 2008 relating to Series A Junior Participating Preferred Stock of the Corporation (no shares of which have been issued prior to the date hereof) (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the following Resolutions):

“RESOLVED, that pursuant to the authority vested in the Board by the Sixth Amended and Restated Certificate of Incorporation (as amended), the Board does hereby provide for the issue of a series of preferred stock, par value $0.001 per share of the Corporation (“Preferred Stock”) and does hereby fix and herein state and express the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of such series of Preferred Stock as follows:

Section 1. Designation and Amount. The shares of such Preferred Stock shall be designated as “Series A Junior Participating Preferred Stock.” The Series A Junior Participating Preferred Stock shall have a par value of $0.001 per share, and the number of shares constituting such series shall be 300,000. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

Section 2. Proportional Adjustment. In the event that the Corporation shall at any time after the issuance of any share or shares of Series A Junior Participating Preferred Stock (or any similar stock) (i) declare any dividend on the common stock, par value $0.001 per share, of the Corporation (“Common Stock”) payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Corporation shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series A Junior Participating Preferred Stock.

Section 3. Dividends and Distributions.

(a) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share of Series A Junior Participating Preferred Stock (rounded to the nearest cent) equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock.

(b) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(c) Dividends shall begin to accrue on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date immediately preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares of Series A Junior Participating Preferred Stock is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

Section 4. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(a) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

2.

(b) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c) Except as required by law or provided in the Sixth Amended and Restated Certificate of Incorporation of the Corporation, as then amended (including this Certificate of Designation), the holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent that they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 5. Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on, or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

3.

Section 6. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares of Series A Junior Participating Preferred Stock shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein and in the Sixth Amended and Restated Certificate of Incorporation of the Corporation, as then in effect.

Section 7. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received the greater of (a) $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment and (b) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends on such shares of Series A Junior Participating Preferred Stock.

Section 8. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Section 9. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable by the Corporation.

Section 10. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

Section 11. Amendment. At any time that there are shares of Series A Junior Participating Preferred Stock outstanding, the Sixth Amended and Restated Certificate of Incorporation, as amended, of the Corporation shall not be further amended (by merger, consolidation, statutory conversion, transfer, domestication or continuance or otherwise) in any manner which would materially alter or change the powers, preference or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a series.

4.

Section 12. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

RESOLVED FURTHER, that the President, Chief Executive Officer or Chief Financial Officer and the Secretary or any Assistant Secretary of this corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Designation of Rights, Preferences and Privileges in accordance with the foregoing resolution and the provisions of Delaware law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution.”

[Signature Page Follows]

5.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 28th day of October, 2024.

Dynavax Technologies Corporation

By:	/s/ Kelly MacDonald
Kelly MacDonald
Chief Financial Officer

EXHIBIT B

FORM OF RIGHT CERTIFICATE

Certificate No.R -	Rights

NOT EXERCISABLE AFTER THE FINAL EXPIRATION DATE (AS DEFINED IN THE AGREEMENT) OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE AGREEMENT, RIGHTS OWNERD BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

RIGHT CERTIFICATE

DYNAVAX TECHNOLOGIES CORPORATION

This certifies that [•], or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of October 28, 2024 (as amended and/or restated from time to time, the “Agreement”), between Dynavax Technologies Corporation, a Delaware corporation (the “Company”), and Computershare Trust Company, N.A. (and any successor rights agents, the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Agreement) and prior to the Final Expiration Date (as such term is defined in the Agreement), at the at the Rights Agent’s office designated for such purpose, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Shares”), at a purchase price of $52.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandth of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of October 28, 2024, based on the Preferred Shares as constituted at such date. As provided in the Agreement, the Purchase Price and the number of one one-thousandth of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

From and after the time any Person becomes an Acquiring Person, any Rights beneficially owned by such Acquiring Person or an Associate or Affiliate of such Acquiring Person, or certain transferees thereof, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights.

This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $ 0.001 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company’s common stock, par value $0.001 per share.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of    ,

Attest:		Dynavax Technologies Corporation

By		By
	Name:	Name:
	Title:	Title:
Countersigned:

[NAME]
By
Name:
Title:

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED             hereby sells, assigns and

transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                 Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ___________________

Signature

Signature Guaranteed:

Signatures must be guaranteed by a member or participant in the Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and are not issued with respect to a Derivative Position described in clause (iv) of the definition of Beneficial Owner (as such terms are defined in the Agreement).

Signature

Form of Reverse Side of Right Certificate – continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise

Rights represented by the Right Certificate.)

To: ______________:

The undersigned hereby irrevocably elects to exercise         Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security

or other identifying number

(PLEASE PRINT NAME AND ADDRESS)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number

(PLEASE PRINT NAME AND ADDRESS)

Dated:

Signature

Signature Guaranteed:

Signatures must be guaranteed by a member or participant in the Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and are not issued with respect to a Derivative Position described in clause (iv) of the definition of Beneficial Owner (as such terms are defined in the Agreement), (2) this Right Certificate is not being sold, assigned or transferred to or on behalf of any Acquiring Person or Affiliate or Associate thereof and (3) the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof.

Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and such Assignment or Election to Purchase will not be honored.